Exhibit 99.1

Vivint Solar Reports Fourth Quarter and Full Year 2018 Results

LEHI, Utah, March 5, 2019 -- Vivint Solar (NYSE: VSLR), today announced financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Operating Highlights

Key operating and development highlights include:

•	MW Booked of approximately 63 MWs for the quarter.

•	MW Installed of approximately 54 MWs for the quarter. Total cumulative MWs installed were approximately 1,061 MWs.

•	Installations were 7,730 for the quarter. Cumulative installations were 154,598.

•	Estimated Gross Retained Value increased by approximately $62 million during the quarter to approximately $2.0 billion. Estimated Gross Retained Value per Watt at quarter end was $2.06.

•	Cost per Watt was $3.12, a decrease from $3.21 in the third quarter of 2018 and an increase from $2.95 in the fourth quarter of 2017.

Financing Activity

As of December 31, 2018, the company had $325 million in undrawn capacity in the aggregation facility, $72 million in undrawn capacity in the forward flow loan facility, and approximately 84 MWs of available installation capacity remaining in its tax equity funds.

Summary Fourth Quarter 2018 Financial Results

$ amounts in millions, except per share data
	Three Months Ended Dec. 31,
	2018	2017	YoY
Revenue:
Operating leases and incentives	$34.7	$31.2	up 11%
Solar energy system and product sales	28.7	35.6	down 19%
Total Revenue	63.5	66.8	down 5%
Cost of revenue:
Operating leases and incentives	42.7	37.7	up 13%
Solar energy system and product sales	20.6	25.3	down 18%
Total cost of revenue	63.4	63.1	up 1%
Gross profit	0.1	3.7	down 98%
Loss from Operations	(40.0)	(26.9)	down 49%
Net (loss) income attributable to common stockholders	$(12.9)	$183.9	down 107%
Net (loss) income per share attributable to common stockholders	$(0.11)	$1.60	down 107%
Non-GAAP net loss per share	$(0.73)	$(0.43)	down 71%

Note: Totals may not sum due to rounding.

Summary Full Year 2018 Financial Results

$ amounts in millions, except per share data
	Year Ended Dec. 31,
	2018	2017	YoY
Revenue:
Operating leases and incentives	$174.1	$150.9	up 15%
Solar energy system and product sales	116.3	117.2	down 1%
Total Revenue	290.3	268.0	up 8%
Cost of revenue:
Operating leases and incentives	164.9	141.3	up 17%
Solar energy system and product sales	83.4	89.0	down 6%
Total cost of revenue	248.3	230.3	up 8%
Gross profit	42.0	37.7	up 11%
Loss from Operations	(112.5)	(84.2)	down 34%
Net (loss) income attributable to common stockholders	$(15.6)	$209.1	down 107%
Net (loss) income per share attributable to common stockholders	$(0.13)	$1.85	down 107%
Non-GAAP net loss per share	$(2.38)	$(1.58)	down 50%

Note: Totals may not sum due to rounding.

Guidance for the First Quarter 2019 and Full Year 2019

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding projected 2019 financial results.

For the first quarter of 2019, Vivint Solar expects:

•	MW Installed: 43 - 45 MWs

•	Cost per Watt: $3.45 - $3.52

For the full year 2019, Vivint Solar expects 15% growth for MWs Installed.

Note: Cost per Watt guidance uses our new methodology as described in the investor presentation on the Investor Relations portion of the Vivint Solar website.

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Tuesday, March 5, 2019, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.833.235.7641 or 1.647.689.4162 for international callers. The conference ID is 509 3962. A listen-only webcast will be accessible on the investor relations page of the company’s website at investors.vivintsolar.com/ and will be archived and available on this site until March 31, 2019. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings over time. Offering integrated residential solar solutions, Vivint Solar designs and installs solar energy systems for its customers, and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG home batteries. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for Megawatts Installed and Cost per Watt, installation capacity remaining in tax equity funds, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, and estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth, product offering mix, and costs effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Consolidated Unaudited Balance Sheets
(In thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$219,591	$108,452
Accounts receivable, net	14,207	19,665
Inventories	13,257	22,597
Prepaid expenses and other current assets	31,201	34,049
Total current assets	278,256	184,763
Restricted cash and cash equivalents	71,305	46,486
Solar energy systems, net	1,938,874	1,673,532
Property and equipment, net	10,730	15,078
Prepaid tax asset, net	—	505,883
Other non-current assets, net	28,090	38,187
TOTAL ASSETS	$2,327,255	$2,463,929
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$45,929	$40,899
Distributions payable to non-controlling interests and redeemable non-controlling interests	7,846	16,437
Accrued compensation	25,520	20,992
Current portion of long-term debt	12,155	13,585
Current portion of deferred revenue	30,199	41,846
Current portion of capital lease obligation	1,921	4,166
Accrued and other current liabilities	42,860	29,675
Total current liabilities	166,430	167,600
Long-term debt, net of current portion	1,203,282	925,964
Deferred revenue, net of current portion	13,524	29,200
Capital lease obligation, net of current portion	505	1,599
Deferred tax liability, net	437,120	342,382
Other non-current liabilities	24,610	13,674
Total liabilities	1,845,471	1,480,419
Commitments and contingencies
Redeemable non-controlling interests	119,572	122,444
Stockholders' equity:
Common stock	1,201	1,151
Additional paid-in capital	574,248	559,788
Accumulated other comprehensive (loss) income	(7,223)	6,905
(Accumulated deficit) retained earnings	(279,631)	213,107
Total stockholders' equity	288,595	780,951
Non-controlling interests	73,617	80,115
Total equity	362,212	861,066
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,327,255	$2,463,929

Vivint Solar, Inc.
Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Operating leases and incentives	$34,717	$31,151	$174,066	$150,862
Solar energy system and product sales	28,740	35,629	116,255	117,166
Total revenue	63,457	66,780	290,321	268,028
Cost of revenue:
Cost of revenue—operating leases and incentives	42,732	37,741	164,920	141,305
Cost of revenue—solar energy system and product sales	20,640	25,313	83,375	88,977
Total cost of revenue	63,372	63,054	248,295	230,282
Gross profit	85	3,726	42,026	37,746
Operating expenses:
Sales and marketing	17,951	10,659	58,950	38,696
Research and development	395	653	1,867	3,340
General and administrative	21,762	19,280	93,703	79,957
Total operating expenses	40,108	30,592	154,520	121,993
Loss from operations	(40,023)	(26,866)	(112,494)	(84,247)
Interest expense, net	18,335	16,557	65,308	64,264
Other expense (income), net	1,833	(834)	(4,538)	352
Loss before income taxes	(60,191)	(42,589)	(173,264)	(148,863)
Income tax expense (benefit)	26,606	(181,265)	106,299	(157,333)
Net (loss) income	(86,797)	138,676	(279,563)	8,470
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(73,933)	(45,245)	(263,971)	(200,628)
Net (loss attributable) income available to common stockholders	$(12,864)	$183,921	$(15,592)	$209,098
Net (loss attributable) income available per share to common stockholders:
Basic	$(0.11)	$1.60	$(0.13)	$1.85
Diluted	$(0.11)	$1.54	$(0.13)	$1.77
Weighted-average shares used in computing net (loss attributable) income available per share to common stockholders:
Basic	119,626	114,847	117,565	113,132
Diluted	119,626	119,578	117,565	118,268

Vivint Solar, Inc.
Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(86,797)	$138,676	$(279,563)	$8,470
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	18,387	16,075	69,634	61,164
Deferred income taxes	26,741	(151,321)	106,862	(52,828)
Stock-based compensation	3,279	3,416	13,163	12,917
Loss on solar energy systems and property and equipment	2,961	1,834	7,400	6,858
Non-cash interest and other expense	1,689	2,067	17,006	9,422
Reduction in lease pass-through financing obligation	(884)	(970)	(4,433)	(4,515)
Losses (gains) on interest rate swaps	1,131	(834)	(148)	359
Changes in operating assets and liabilities:
Accounts receivable, net	5,703	9,852	5,458	(7,007)
Inventories	2,523	(2,795)	9,340	(11,312)
Prepaid expenses and other current assets	(6,126)	(5,425)	2,805	10,864
Prepaid tax asset, net	—	(23,437)	—	(86,409)
Other non-current assets, net	214	419	(7,828)	(5,502)
Accounts payable	957	(1,279)	1,898	(285)
Accrued compensation	372	(1,005)	4,762	495
Deferred revenue	5,515	5,083	(926)	16,756
Accrued and other liabilities	1,738	464	8,915	6,699
Net cash used in operating activities	(22,597)	(9,180)	(45,655)	(33,854)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(98,168)	(65,426)	(331,716)	(276,651)
Payments for property and equipment	(414)	—	(766)	(672)
Proceeds from disposals of solar energy systems and property and equipment	1,044	476	3,379	2,428
Proceeds from state tax credits	—	1,504	—	3,720
Net cash used in investing activities	(97,538)	(63,446)	(329,103)	(271,175)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	105,821	51,437	300,742	213,728
Distributions paid to non-controlling interests and redeemable non-controlling interests	(13,003)	(13,515)	(54,732)	(47,289)
Proceeds from long-term debt	66,677	50,000	984,425	356,750
Payments on long-term debt	(6,361)	(7,560)	(700,143)	(172,495)
Payments for offering costs	—	(240)	(21,209)	(13,917)
Proceeds from lease pass-through financing obligation	1,118	1,114	3,609	3,581
Principal payments on capital lease obligations	(660)	(1,054)	(3,323)	(4,467)
Proceeds from issuance of common stock	471	34	1,347	637
Net cash provided by financing activities	154,063	80,216	510,716	336,528
NET INCREASE IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	33,928	7,590	135,958	31,499
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	256,968	147,348	154,938	123,439
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$290,896	$154,938	$290,896	$154,938

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Installations	7,730	7,547	6,467
Megawatts installed	54.3	54.3	44.6

	As of
	December 31,	September 30,	December 31,
	2018	2018	2017
Cumulative installations	154,598	146,868	126,830
Cumulative megawatts installed	1,060.9	1,006.6	864.9
Estimated nominal contracted payments remaining (in millions)	$3,638.1	$3,444.4	$3,021.6
Estimated gross retained value under energy contract (in millions)	$1,517.0	$1,482.7	$1,283.9
Estimated gross retained value of renewal (in millions)	$479.7	$451.8	$377.1
Estimated gross retained value (in millions)	$1,996.7	$1,934.5	$1,661.0
Estimated gross retained value per watt	$2.06	$2.09	$2.06

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of December 31, 2018, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated gross retained value under energy contract	$1,785.2	$1,517.0	$1,304.6
Estimated gross retained value of renewal	740.7	479.7	314.2
Total estimated gross retained value	$2,525.9	$1,996.7	$1,618.8

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net (loss) income available to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net (loss) income, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. Additionally, we have excluded the effects of the federal tax rate reduction from 35% to 21% from the quarter and year ended December 31, 2017 as it is a non-cash, non-recurring event that is not representative of our ongoing business. We believe that presenting non-GAAP EPS provides a meaningful supplemental measure of operating performance. As we are in a non-GAAP net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.73) and ($2.38) for the three months and year ended December 31, 2018.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	December 31, 2018		December 31, 2017
	Net Loss	EPS	Net Loss	EPS
Net (loss attributable) income available to common stockholders	$(12,864)	$(0.11)	$183,921	$1.60
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(73,933)	(0.62)	(45,245)	(0.40)
Effect of federal tax rate reduction from 35% to 21%	—	—	(187,501)	(1.63)
Non-GAAP net loss	$(86,797)	$(0.73)	$(48,825)	$(0.43)
Weighted-average shares used in computing net loss per share		119,626		114,847

	Year Ended
	December 31, 2018		December 31, 2017
	Net Loss	EPS	Net Loss	EPS
Net (loss attributable) income available to common stockholders	$(15,592)	$(0.13)	$209,098	$1.85
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(263,971)	(2.25)	(200,628)	(1.77)
Effect of federal tax rate reduction from 35% to 21%	—	—	(187,501)	(1.66)
Non-GAAP net loss	$(279,563)	$(2.38)	$(179,031)	$(1.58)
Weighted-average shares used in computing net loss per share		117,565		113,132

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts plus the value of contracted SRECs net of estimated cash distributions to fund investors, debt associated with our forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts plus the value of contracted SRECs, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain

Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Press Contact:

Helen Langan

Senior Director of Communications
385-202-6577

pr@vivintsolar.com